UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2800538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 S. Farmer Avenue Suite 500 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

Offerpad Solutions Inc. (the “Company,” “our,” and “we”) is filing this Registration Statement on Form 8-A in connection with the transfer of our Class A common stock, par value $0.0001 per share, (“common stock”) under the symbol “OPAD” to The Nasdaq Stock Market LLC (“Nasdaq”) from the New York Stock Exchange (“NYSE”). We expect the listing and trading of the common stock on the NYSE to cease at the close of trading on August 28, 2026 and the listing and trading of the common stock to commence on Nasdaq on the next trading day, August 31, 2026.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock included in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-39641), filed with the Securities and Exchange Commission on February 27, 2024, is hereby incorporated by reference, except that reference to “NYSE” is hereby amended to refer to “The Nasdaq Stock Market LLC”.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Offerpad Solutions Inc.

Date: August 28, 2026	By:	/s/ Peter Knag
Peter Knag
Chief Financial Officer